Exhibit 5.1

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

August 31, 2016

Lion Biotechnologies, Inc.

112 W. 34th Street, 18th Floor

New York, NY 10120

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Lion Biotechnologies, Inc., a Nevada corporation (the "Company"), in connection with a Registration Statement on Form S-3, including a related prospectus (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the "Commission") on or about the date of this letter, for the registration of up to 21,052,633 shares (the “Shares”) of common stock of the Company, par value $0.000041666 per share, which are being registered in connection with the proposed sale of the Shares by the selling stockholders identified therein. The Shares consist of (i) 9,684,000 currently outstanding shares of Common Stock, and (ii) 11,368,633 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of the Company's outstanding shares of Series B Preferred Stock. This letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this letter, we have examined and relied upon originals or copies of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinions expressed below.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinions expressed below are subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; and (4) with respect to documents that we reviewed in connection with this letter, all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic; the signatures on all documents are genuine; and all natural persons who have executed any of the documents had the legal capacity to do so.

Lion Biotechnologies, Inc.

August 31, 2016

The law covered by our opinions expressed below is limited to the general corporation law of the State of Nevada as set for in Chapter 78 of the Nevada Revised Statutes (the “NRS”), including applicable rules and regulations promulgated under the NRS and applicable reported judicial decisions interpreting the NRS. We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction.

We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance. This letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth below. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated below with respect to the Shares.

Based upon and subject to the foregoing, we are of the opinion that (i) the 9,684,000 shares of Common Stock outstanding on the date hereof that are being registered for resale are validly issued, fully paid and non-assessable, and (ii) the Conversion Shares, when issued upon conversion of the Series B Preferred Stock in accordance with the terms of the Series B Preferred Stock, will be validly issued, fully paid and non-assessable.

This letter is rendered to you solely in connection with the transactions contemplated by the Registration Statement and may not be relied upon for any other purpose. We consent to the filing with the Commission of this letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus that forms part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ TroyGould PC

TROYGOULD PC

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